UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 15, 2008
PMFG, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-148577 (Commission File Number)	51-0661574 (I.R.S. Employer Identification No.)
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 357-6181

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Amended and Restated Certificate of Incorporation
By-laws
1995 Stock Option and Restricted Stock Plan for Employees
2001 Stock Option and Restricted Stock Plan for Employees
PMFG, Inc. 2007 Stock Incentive Plan
Assignment and Assumption Agreement

Item 3.03. Material Modifications to Rights of Security Holders.
     On August 15, 2008, Peerless Mfg. Co. (“Peerless”) completed its previously announced holding company reorganization (the “Reorganization”). In the Reorganization, Peerless, a Texas corporation, became a wholly owned subsidiary of PMFG, Inc. (“PMFG”), a Delaware corporation. The Reorganization was effected through a merger pursuant to an Agreement and Plan of Merger, dated as of January 10, 2008, by and among Peerless, PMFG and PMFG Merger Sub, Inc. As a result of the Reorganization, each outstanding share of common stock, $1.00 par value per share, of Peerless (“Peerless Common Stock”) was automatically converted into two shares of common stock, $0.01 par value per share, of PMFG (“PMFG Common Stock”). The rights of PMFG Common Stock and Peerless Common Stock are described in the Registration Statement on Form S-4, File No. 333-148577, filed by PMFG with the Securities and Exchange Commission.
     In addition, as previously announced, PMFG’s board of directors approved a new rights plan, pursuant to the terms of a Rights Agreement, dated as of August 15, 2008 (the “Rights Agreement”), between PMFG and Mellon Investor Services LLC, as rights agent. Under the Rights Agreement, PMFG issued rights to purchase 1/100th of a share of PMFG Common Stock at a discounted price if a person or group (other than certain institutional investors specified in the rights plan) acquires beneficial ownership of 20 percent or more of the outstanding shares of PMFG Common Stock. Rights held by those that exceed the 20 percent threshold will be void. The rights plan also includes an exchange option. In general, after the rights become exercisable, PMFG’s board of directors may, at its discretion, effect an exchange of part or all of the rights (other than rights that have become void) for shares of PMFG Common Stock. Under this option, PMFG would issue one share of PMFG Common Stock for each right, subject to adjustment in certain circumstances.
     The foregoing description of the Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 4.1 and is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the Reorganization, pursuant to an Assignment and Assumption Agreement, dated August 15, 2008 (the “Assumption Agreement”), PMFG assumed three of Peerless’ shareholder-approved equity incentive plans, all outstanding awards under the plans and employment agreements between Peerless and some of its executive officers. PMFG’s board of directors also approved amendments to the plans to reflect changes as a result of the Reorganization. Future awards will only be made under the PMFG, Inc. 2007 Stock Incentive Plan (the “2007 Plan”). The number of shares authorized for issuance under the 2007 Plan was not increased as a result of the Reorganization, except to reflect the two-for-one share conversion. Outstanding awards under all three plans will continue in effect in accordance with the terms and conditions of the applicable plan except that (1) PMFG Common Stock has been substituted for Peerless Common Stock and (2) the number of shares subject to awards and exercise prices for option awards have been adjusted for the two-for-one share conversion in the Reorganization.

     The foregoing descriptions of the plans and the Assumption Agreement are not complete and are qualified in their entirety by reference to the full text of the plans and the Assumption Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.
Item 8.01. Other Events.
     Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), PMFG Common Stock is deemed to be registered under Section 12(b) of the Exchange Act because PMFG is the successor issuer of Peerless.
     PMFG Common Stock will be listed on the Nasdaq Global Market. PMFG expects that shares of PMFG Common Stock will begin trading on Monday, August 18, 2008 under the symbol “PMFG,” the same symbol under which Peerless Common Stock was previously listed and traded. Beginning at that time, PMFG Common Stock will trade as adjusted, giving effect to the Reorganization, including the effect of the two-for-one conversion of shares. Peerless Common Stock will cease to trade as a result of the Reorganization.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
3.1	Amended and Restated Certificate of Incorporation of PMFG, Inc.

3.2	Amended and Restated Bylaws of PMFG, Inc.

4.1	Rights Agreement, dated August 15, 2008, between PMFG, Inc. and Mellon Investor Services LLC, as rights agent (filed as Exhibit 4.1 to our Registration Statement on Form 8-A filed on August 15, 2008 and incorporated herein by reference)

10.1	1995 Stock Option and Restricted Stock Plan for Employees of Peerless Mfg. Co. (as amended and restated as of August 15, 2008)

10.2	2001 Stock Option and Restricted Stock Plan for Employees of Peerless Mfg. Co. (as amended and restated as of August 15, 2008)

10.3	PMFG, Inc. 2007 Stock Incentive Plan (as amended and restated as of August 15, 2008)

10.4	Assignment and Assumption Agreement, dated August 15, 2008, between PMFG, Inc. and Peerless Mfg. Co.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS MFG. CO.
By:	/s/ Henry G. Schopfer, III
Henry G. Schopfer, III
Chief Financial Officer

Date: August 15, 2008